Exhibit 21
SUBSIDIARIES
Terremark Worldwide, a Delaware corporation, owns 100% of:
     NAP de las Américas — Madrid, S.A.U.
     NAP of the Capital Region, LLC, a Florida limited liability company
     NAP West, LLC, a Delaware limited liability company
     Park West Telecommunications Investors, Inc., a Florida corporation
     TECOTA Services Corp., a Delaware corporation, owns 100% of:
          Technology Center of the Americas, LLC, a Delaware limited liability company
     Terremark Federal Group, Inc., a Delaware corporation
     Terremark Trademark Holdings, Inc., a Nevada corporation
     TerreNAP Data Centers, Inc., a Florida corporation, owns 100% of:
          Terremark North America, Inc., a Florida corporation, owns 100% of:
               Terremark DataVaulting LLC, a Virginia limited liability company
          Terremark Asia Company, Ltd., a Bermuda corporation
          Terremark Latin America, Inc., a Florida corporation, owns 100% of:
               Spectrum Telecommunications Corp., a Delaware corporation
               Terremark Colombia, Inc., a BVI company
               Terremark del Caribe, Inc., a BVI company
               Terremark do Brasil Ltda., a Brazilian limited liability company
          Terremark Europe, Inc., a Florida corporation, owns 100% of:
               Terremark N.V., a Belgian limited liability company
               Terremark UK Limited, a United Kingdom company
               Terremark West Africa Canary Islands, S.L.U., a Spanish corporation
          TerreNAP Services, Inc., a Florida corporation, owns 100% of:
               Terremark Financial Services, Inc., a Florida corporation
               Terremark Fortune House #1, Inc., a Florida corporation
               Terremark Management Services, Inc., a Florida corporation
               Terremark Realty, Inc., a Florida corporation
               Terremark Technology Contractors, Inc., a Florida corporation
     Terremark Worldwide, Inc. owns a minority interest in:
          Terremark Latin America de Argentina, S.A., an Argentine sociedad anónima
          Terremark Latin America de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable
     Terremark Latin America, Inc. owns 99% of:
          Terremark Latin America de Argentina, S.A., an Argentine sociedad anónima
          Terremark Latin America de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable
     Terremark Federal Group owns 49% of:
          TerreLight, LLC, a Delaware limited liability company